Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Employee Share Purchase Plan of Cellebrite DI Ltd. of our reports dated March 3, 2026, with respect to the consolidated financial statements of Cellebrite DI Ltd. and the effectiveness of internal control over financial reporting of Cellebrite DI Ltd included in the Annual Report (Form 20-F) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 3, 2026	A Member of EY Global